Exhibit 99.1

Warren Resources Schedules First Quarter 2014 Earnings Release and Conference Call

NEW YORK, April 25, 2014 (GLOBE NEWSWIRE) — Warren Resources, Inc. (Nasdaq:WRES) will report first quarter 2014 financial results on Wednesday, May 7, 2014 by issuing a press release before the market opens and conducting a conference call on that date at 10:00 a.m. Eastern Time. The full text of the release will be available at warrenresources.com under “News”.

The conference call will also be broadcast live over the Internet at 10:00 a.m. Eastern Time on May 7, 2014, and can be accessed by registering at warrenresources.com under “Investors”.

If you are unable to listen to the live call, a recording of the call will be available for delayed playback for one week beginning at approximately 1:00 p.m. on May 7, 2014. To access the replay, dial 888-286-8010, or if international dial 617-801-6888, and provide the confirmation code 81644355.

About Warren Resources

Warren Resources, Inc. is an independent energy exploration, development and production company that uses advanced technologies to explore, develop and produce domestic on-shore oil and natural gas reserves. Warren’s activities are primarily focused on oil in the Wilmington field in California and natural gas in the Washakie Basin in Wyoming.

CONTACT:	Media Contact:
Robert Ferer
212-697-9660